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                                                                   EXHIBIT 21.1






               SUBSIDIARIES OF SPECIALTY EQUIPMENT COMPANIES, INC.
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    Subsidiary                               Jurisdiction of Incorporation or Organization
    ----------                               ---------------------------------------------
Bloomfield Industries Canada Limited                       Ontario, Canada
Coolpart B.V.                                              The Netherlands
FM Manufacturing, Inc.                                     Delaware
Gamko Holding B.V.                                         The Netherlands
Quaboes B.V.                                               The Netherlands
Specialty Equipment Foreign Sales Corporation              Delaware
Specialty Equipment Manufacturing Corporation              Delaware
Taylor-Chicago Corporation                                 Illinois
Taylor Freezer (Cyprus) Limited                            Cyprus
Taylor Freezer International S.r.l.                        Rome, Italy
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